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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Bay View Capital Corporation:


We consent to the incorporation by reference in the registration statements (Nos. 33-30602, 33-30603, 33-36161, 33-41924, 33-95724, 33-95726, 333-37027,
333-37209 and 333-37031) on Form S-8 and in the registration statements (Nos. 333-29757 and 333-64877) on Form S-3 of Bay View Capital Corporation of our report dated January 19, 1999, except as to footnote 24, which is as of March 11, 1999, relating to the consolidated statement of financial condition of Bay View Capital Corporation and subsidiaries as of December 31, 1998, and the related consolidated statements of income and comprehensive income, stockholders' equity and cash flows for the year then ended, which report appears in the December 31, 1998 Annual Report on Form 10-K of Bay View Capital Corporation.


/s/ KPMG LLP

San Francisco, California
March 30, 1999